Exhibit 99.6

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HOLDING COMPANY LOGO	Keefe, Bruyette & Woods, Inc.
Madison County Financial, Inc. Processing Center
10 S Wacker Drive, Suite 3400
Chicago, IL 60606
(877) 860-2086

Stock Order and Certification Form

Deadline: The Subscription Offering will expire at 12:00 noon, Central Time, on ______. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box address on the business reply envelope provided or by hand delivery to any of our full service banking locations. Faxes or copies of this form may not be accepted. Madison County Financial, Inc. reserves the right to accept or reject improper order forms.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM
(1) Number of Shares		(2) Total Amount Due
THE MINIMUM PURCHASE IS 25 SHARES ($250). THE MAXIMUM PURCHASE IS 40,000 SHARES ($400,000). No person together with an associate or group of persons acting in concert may purchase more than 5% of the shares sold in the offering.

	Price Per Share x $10.00 =	$

(3a) Method of Payment - Check or Money Order		(4) Purchaser Information
Enclosed is a personal check, bank check or money order made payable to Madison County Financial, Inc. in the amount of:	$		Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 8:
Checks will be cashed upon receipt.		a.	☐	Eligible Account Holder - Check here if you were a depositor with aggregate account balances of at least $50 on deposit with Madison County Bank as of the close of business on December 31, 2010. Enter information in Section 9 for all deposit accounts that you had at Madison County Bank on this date.
(3b) Method of Payment – Certificate or Savings Account Withdrawal
The undersigned authorizes withdrawal from the Madison County Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for
	funds authorized on this form. Funds designated for withdrawal must be in the	b.	☐
Supplemental Eligible Account Holder - Check here if you were a depositor with aggregate account balances of at least $50 on deposit with Madison County Bank as of the close of business on June 30, 2012 but were not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at Madison County Bank as of this date.

account(s) listed at the time this form is received.
Madison County Bank IRAs or accounts with check-writing privileges may
NOT be listed for direct withdrawal below.

Madison County Bank Account Number(s)	Withdrawal Amount(s)	c.	☐
Other Member - Check here if you were a depositor of Madison County Bank as of August 6, 2012 who were not able to subscribe for shares under the Eligible or Supplemental Eligible Account Holder categories, Enter information in Section 9 for all deposit accounts that you had at Madison County Bank as of this date.

$

$
		d.	☐	Local Community – Check here if you are not an Eligible or Supplemental Eligible Account Holder, or an Other Member, and you reside in the Nebraska counties of Cedar, Boone, Knox, Madison or Pierce.
$

Total Withdrawal Amount	$	e.	☐	General Public – Check here if none of the above categories apply to you.

(5) Check if you (or a household family member) are a:	☐ Director or Officer of Madison County Bank or Madison County Financial, Inc.	☐ Employee of Madison County Bank or Madison County Financial, Inc.
(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Item 1 of the Stock Order Form Instructions.
(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you (defined on reverse side), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered	Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered

(8) Stock Registration: Please PRINT legibly and fill out completely: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below. You may not add the names of others for joint stock registration who do not have subscription rights or who qualify in a lower subscription offering priority than you do. You may add only those who are eligible to purchase in the same purchase priority as you. See Stock Order Form Instructions for further guidance.

☐ Individual	☐ Tenants in Common	☐ Uniform Transfers to Minors Act	☐ Partnership
☐ Joint Tenants	☐ Individual Retirement Account	☐ Corporation	☐ Trust - Under Agreement Dated ___________

Name				SS# or Tax ID

Name				SS# or Tax ID

Address				Daytime Telephone #

City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you may have or had with Madison County Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. Failure to list all of your accounts may result in the loss of part or all your subscription rights.
NAMES ON ACCOUNTS	ACCOUNT NUMBERS

(10) Acknowledgement, Certification and Signature: I understand that to be effective, this form, properly completed, together with full payment or withdrawal authorization, must be received by Madison County Financial, Inc. no later than 12:00 noon, Central Time on __________, otherwise this form and all of my subscription rights will be void. (continued on reverse side of form)

*** ORDER NOT VALID UNLESS SIGNED ***

ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL
Signature	Date	Signature	Date

Internal Use Only: Date Rec’d _____ / _____ Check# ________ $ __________ Check# __________$ __________ Batch# ___________ Order # __________ Category ______

Madison County Holding Company, MHC	Revocable Proxy

(1)	A plan of conversion and reorganization pursuant to which Madison County Holding Company, MHC (the “Mutual Holding Company”) will convert from the mutual to the stock form of organization. As part of the conversion, a new Maryland corporation named Madison County Financial, Inc. will become the stock holding company for Madison County Bank and will offer shares of common stock for sale in a public stock offering. As a result of the conversion, members of the Mutual Holding Company (depositors of the Madison County Bank) will no longer have voting rights unless they become stockholders of Madison County Financial, Inc.; and	FOR ☐	AGAINST ☐

such other business as may properly come before the Meeting or any adjournment thereof.
Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Corporate Secretary of the Mutual Holding Company at said Meeting of the member’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members, the proxy statement of Madison County Holding Company, MHC dated ____________, 2012, and the prospectus of Madison County Financial, Inc. prior to the execution of this proxy.

NOTE: The Board of Directors is not aware of any other matter that may come before the meeting.

	Signature	Date
NOTE: Only one signature is required in the case of a joint accounts.

IMPORTANT: PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED PROXY RETURN ENVELOPE. PLEASE SIGN AND RETURN ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES.
VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF MADISON COUNTY FINANCIAL, INC. COMMON STOCK IN THE STOCK OFFERING.
▲ Detach the proxy voting card here ▲

Your Board of Directors recommends
a vote “FOR” the Plan of Conversion and Reorganization.

Your Board of Directors believes that converting to a public ownership structure will best support future growth and
expanded services.

Your “FOR” vote is very important!

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN OF CONVERSION AND
REORGANIZATION.

A detachable Stock Order Form is on the facing page.

MADISON COUNTY HOLDING COMPANY, MHC	REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MADISON COUNTY HOLDING COMPANY, MHC
FOR A SPECIAL MEETING OF MEMBERS TO BE HELD ON TUESDAY, SEPTEMBER 25, 2012

The undersigned member of Madison County Holding Company, MHC (the “Mutual Holding Company”), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Mutual Holding Company (the “Meeting”) to be held at the main office of Madison County Bank, located at 111 West Third Street, Madison, Nebraska, at 9:00 a.m., Central time, on Tuesday, September 25, 2012, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as indicated on the reverse side of this proxy card.

IF SIGNED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO CHOICE IS MADE, A SIGNED PROXY WILL BE VOTED FOR THE PROPOSAL STATED. VOTING FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION WILL ALSO INCLUDE APPROVAL OF THE ARTICLES OF INCORPORATION AND BYLAWS OF MADISON COUNTY FINANCIAL, INC. (INCLUDING THE ANTI-TAKEOVER/LIMITATION OF STOCKHOLDER RIGHTS PROVISIONS) AND THE MERGERS CONTEMPLATED BY THE PLAN.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

▲ Detach the proxy voting card here ▲

Your Board of Directors recommends
a vote “FOR” the Plan of Conversion and Reorganization.

Your Board of Directors believes that converting to a public ownership structure will best support future growth and
expanded services.

Your “FOR” vote is very important!

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN OF CONVERSION AND
REORGANIZATION.

A detachable Stock Order Form is on the facing page.

(7) Associates/Acting In Concert (continued from front side of Stock Order Form) –

Associate – The term “associate” of a particular person means:
•      any corporation or organization (other than Madison County Bank, Madison County Financial, Inc. or a majority-owned subsidiary of any of them) of which the person is a senior officer or partner or beneficially owns, directly or indirectly,10% or more of any class of equity securities of the corporation or organization;
•      any trust or other estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity;
•      any relative or spouse of the person, or any relative of the spouse, who has the same home as the person or who is a director or officer of Madison County Bank, Madison County Financial, Inc. or any subsidiary of Madison County Bank or Madison County Financial; and
•      any person acting in concert with any of the persons or entities specified above.

Acting in Concert – The term “acting in concert” means knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company which acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that the Madison County Bank tax-qualified employee stock benefit plans will not be deemed to be acting in concert with their trustees or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by each plan will be aggregated. The determination of whether a group is acting in concert shall be made solely by the board of directors of Madison County Bank or officers delegated by the board of directors and may be based on any evidence upon which the board or delegates choose to rely.

Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Common Stock Purchases” for more information on purchase limitations and a more detailed description of “associates” and “acting in concert.”

(10) Acknowledgment, Certification and Signature (continued from front side of Stock Order and Certification Form)

I agree that after receipt by Madison County Financial, Inc., this Stock Order and Certification Form may not be modified or cancelled without Madison County Financial, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of $400,000 for any individual person, or the overall purchase limitation of 5% of the shares sold in the offering for any person or entity together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined, as set forth in the Plan of Conversion and the Prospectus dated __________.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal and State regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT, ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY MADISON COUNTY FINANCIAL, INC., MADISON COUNTY BANK, OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Stock Information Center at (877) 860-2086.

I further certify that, before ordering shares of the common stock of Madison County Financial, Inc., I received the Prospectus dated _________, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page 11, which risks include but are not limited to the following:

1.           RISK FACTORS TO BE INCLUDED FROM THE PROSPECTUS WHEN FINALIZED

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

Madison County Financial, Inc. Stock Order Form Instructions Stock Information Center: (877) 860-2086

Stock Order Form Instructions – All orders are subject to the provisions of the stock offering as described in the prospectus.

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares of common stock you may order is 25 shares ($250).  The maximum number of shares of common stock that can be ordered by an individual or through a single qualifying account is 40,000 shares ($400,000), and no person together or with an associate or group of persons acting in concert may purchase more than 5% of the shares sold in the offering (238,500 shares or $2,385,000 at the adjusted maximum of the offering range). For additional information, see “Limitations on Common Stock Purchases” in the prospectus.

Item 3a – Payment for shares may be made by check, bank draft or money order payable to Madison County Financial, Inc. DO NOT MAIL CASH.  Funds received during the offering will be held in a segregated account at Madison County Bank and will earn interest at a rate of .25% per annum until completion of the offering.

Item 3b - To pay by withdrawal from a savings account or certificate of deposit at Madison County Bank insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order and Certification form. TO WITHDRAW FROM AN ACCOUNT WITH CHECK WRITING PRIVILEGES, PLEASE WRITE A CHECK. Madison County Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs) for the purpose of purchasing stock in the offering. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the stock offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that applies to you, or the local community or general public boxes if you were not a customer of Madison County Bank on any of the key dates.

Item 5 - Please check one of these boxes if you are a director, officer or employee of Madison County Bank or Madison County Financial, Inc., or a member of such person’s household.

Item 6 - Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated __________, 2012, please see the section entitled “Limitations on Common Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Madison County Financial, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (877) 860-20.86. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the prospectus you must take ownership in at least one of the account holder’s names.

Item 9 – You should list any qualifying accounts that you have or may have had with Madison County Bank in the box located under the heading “Qualifying Accounts”. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 - Sign and date the form where indicated. Before you sign please read carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated ___________, carefully before making an investment decision.

If you have any questions regarding the offering, please call our information hotline at (877) 860-2086 to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 9:00 a.m. to 5:00 p.m., Central Time.  You may also visit the Stock Information Center located at 111 West Third Street, Madison, Nebraska. The Stock Information Center will be open beginning August 29, 2012, between 12:00 noon and 5:00 p.m. on Mondays, between 8:30 a.m. and 5:00 p.m. on Tuesdays through Thursdays and between 8:30 a.m. and 12:00 noon on Fridays, Central Time.  The Stock Information Center will be closed on weekends and bank holidays.

(See Reverse Side for Stock Ownership Guide)

Madison County Financial, Inc. Stock Ownership Guide Stock Information Center: (877) 860-2086

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Madison County Bank. The stock cannot be held in your Madison County Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:        On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers to Minors Act - For residents of Nebraska and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:      On Name Line 1 – print the name of the custodian followed by the abbreviation “CUST”
On Name Line 2 – FBO (for benefit of) followed by the name of the minor, followed by UTMA-NE
(Or your state’s abbreviation)
List only the minor’s social security number on the form.

Corporation/Partnership – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have subscription rights, the Corporation/Partnership must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

If you have any questions regarding the offering, please call our information hotline at (877) 860-2086 to speak to a representative of Keefe, Bruyette & Woods, Inc. Representatives are available by telephone Monday through Friday, 9:00 a.m. to 5:00 p.m., Central Time. You may also visit the Stock Information Center located at 111 West Third Street, Madison, Nebraska. The Stock Information Center will be open beginning August 29, 2012, between 12:00 noon and 5:00 p.m. on Mondays, between 8:30 a.m. and 5:00 p.m. on Tuesdays through Thursdays and between 8:30 a.m. and 12:00 noon on Fridays, Central Time. The Stock Information Center will be closed on weekends and bank holidays.

(See Reverse Side for Stock Order Form Instructions)